EXHIBIT 2.3

ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is made and entered into this 27th day of August, 2002, among MCNIC Pipeline and Processing Company, a Michigan corporation ("Seller"), Nathaniel Energy Corporation, a Delaware corporation ("Buyer") and Jack Langlois, partner of Akin, Gump, Strauss, Hauer and Feld, ("Escrow Agent");

WITNESSETH:

     WHEREAS, Seller and Buyer are negotiating a Stock Purchase Agreement pursuant to which the Seller proposes to sell and the Buyer proposes to buy all of the issued and outstanding capital stock ("Shares") of MCNIC Rodeo Gathering, Inc., a Michigan corporation, (the "Agreement"; capitalized terms used herein and not otherwise defined having the meanings ascribed thereto in the Agreement); and

     WHEREAS, the Seller and the Buyer desire to provide for the deposit of the purchase price and of the Shares into escrow pending the negotiation of a definitive Agreement and the closing thereof; and

     WHEREAS, Seller and Buyer desire that, and have requested, the Escrow Agent to be engaged as escrow agent with respect to the purchase price and the Shares in accordance with the terms and conditions hereof; and

     WHEREAS, Escrow Agent is willing to perform such services as an accommodation in accordance with the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Escrow Agent, Seller and Buyer do hereby agree as follows, intending to be legally bound:

     1. Appointment of Escrow Agent. Each of Seller and Buyer hereby appoints and designates Escrow Agent as Escrow Agent under this Agreement.

     2. Escrow Account: Deposit. Concurrently with the execution of this Agreement, the Buyer shall deposit the proposed purchase price or $ ______ (the "Funds") with the Escrow Agent and the Seller shall deposit the Shares with the Escrow Agent, which deposit shall establish the "Escrow Account." The Shares, together with any dividends or distributions attributable thereto, deposited by Seller and the Buyer's Funds deposited into the Escrow Account and the pursuant to the terms of the Agreement shall be hereinafter collectively referred to as the "Deposit." The Buyer's Funds shall be held in the Escrow Agent's non interest bearing client trust account and shall not bear interest while held by the Escrow Agent.

     3. Acceptance of Appointment. Escrow Agent agrees to serve hereunder for the purposes and on the terms hereinafter set forth.

     4. Disbursement of the Deposit. After receipt, Escrow Agent shall deliver the Deposit according to the instructions set out on Exhibit A attached hereto, which Exhibit is incorporated herein by reference as though fully set out herein. Notwithstanding anything to the contrary herein, if all of the conditions set forth on such Exhibit A shall not have been met and satisfied before 5 p.m., Houston time, on August 30th, 2002, the Escrow Agent shall deliver the Shares to Seller and the Funds to the Buyer.

     5. Scope of Undertaking. Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement, the Escrow Account or the Deposit, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold and deliver the Deposit as herein provided. Escrow Agent shall have no obligation to anyone to invest any of the Deposit or to pay interest thereon.

     6. Knowledge and Sufficiency of Documents. Escrow Agent shall not be bound by nor obliged to recognize any agreement between Seller and Buyer, regardless of whether Escrow Agent has knowledge of the existence of any such agreement or the terms and provisions thereof. Escrow Agent shall not be required in any way to determine the validity, sufficiency, accuracy or genuineness, whether in form or in substance, of the Deposit or of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or of any endorsement or lack of endorsement thereon, or of any description therein. It shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement. Escrow Agent shall not be required in any way to determine the identity or authority of any person executing the same or the genuineness of any such signature.

     7. Right of Interpleader. Should any controversy arise between or among Seller and Buyer or any other person, firm or entity with respect to this Agreement, the Escrow Account or the Deposit, or any part thereof, or the right of any party or other person to receive the Deposit, or should Seller and Buyer fail to designate another Escrow Agent as provided in Section 16 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or (b) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. The right of the Escrow Agent to institute such a bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make disbursements of the Deposit as hereinabove set forth other than to tender the Deposit into the registry of such court. Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement, the Escrow Account or the Deposit, then, as between themselves and Escrow Agent, Seller and Buyer jointly and severally hereby bind and obligate themselves, their successors and assigns, to pay to Escrow Agent its attorneys' fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation.

     8. Conflicts: Force Majeure. In the event of any disagreement or conflicting instructions resulting in adverse claims or demands being made upon Escrow Agent in connection herewith, or in the event that Escrow Agent, in good faith, is in doubt as to what action should be taken hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act until all differences shall have been adjusted and all doubt resolved. Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including (but not limited to) the following: (a) the act, failure or neglect of any agent or correspondent selected by Escrow Agent for the remittance of funds; (b) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or (c) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

     9. Scope of Duties and Errors in Judgment. Without in any way limiting any other provision of this Agreement, it is expressly understood and agreed that Escrow Agent shall be under no duty or obligation to give any notice, or to do or to omit the doing of any action or anything with respect to the Escrow Account or the Deposit, except to receive, hold and deliver the Deposit in accordance with the terms of this Agreement. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

     10. Instructions: Attachment and Garnishment. Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the other parties hereto or by any other person, firm or entity, except only such notices or instructions as are hereinabove provided for and orders or process of any court entered or issued with or without jurisdiction. If any part of the Escrow Account or the Deposit is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any part of the Escrow Account or the Deposit shall be stayed or enjoined by any court order, or in any case any order, judgment or decree shall be made or entered by any court affecting the Escrow Account or the Deposit or any part thereof, then in any of such events Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement or otherwise; and if Escrow Agent complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     11. Indemnity. Seller and Buyer jointly and severally agree to indemnify Escrow Agent, its partners, employees, agents and counsel (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all losses, costs, damages, expenses, claims and attorneys' fees, including but not limited to costs of investigation, suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. In addition, Seller and Buyer each agrees to indemnify the other and hold the other free and harmless from any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by such party in connection with or arising from or out of this Agreement.

     12. Notices. Any notice, instrument or other communication required or permitted to be given by one of the parties hereto to the other under this Agreement shall be considered as properly given if in writing and (c) delivered against receipt therefore, or (d) mailed by registered or certified mail, return receipt requested and postage prepaid, or (e) sent by telex or prepaid telegram, in each case addressed as follows:

     If to Escrow Agent:

          711 Louisiana Street, Suite 1900
          Houston, Texas 77002
          Fax: 713 236 0822
          Attention: Jack Langlois

     If to Seller:

          MCNIC Pipeline & Processing Company
          150 West Jefferson Avenue, Suite 1700
          Detroit, Michigan 48226
          Attention: Dan O'Leary

     If to Buyer:

          Nathaniel Energy Corporation
          4871 North Mesa Drive
          Castle Rock, Colorado 80104
          Attention: Stan Abrams

All notices given in accordance herewith shall be deemed to have been received by the parties to' whom such notices are directed (x) upon 'delivery, if delivered personally or sent by telex or telegraph, or (y) three (3) days after the date of transmittal thereof, if sent by mail Any party to this Agreement may change the address to which such communications are to be directed by giving written notice to the other party in the manner provided in this section.

     13. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by Escrow Agent in good faith upon the advice of such counsel. Escrow Agent may act through its officers, employees, agents and attorneys.

     14. Choice of Laws: Cumulative Rights. This Agreement, the Escrow Account and the Deposit shall be construed and regulated under, and their validity and effect shall be determined by, the laws of the State of Texas, including its conflict of law rules. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have by law or otherwise.

     15. Reimbursement of Expenses. Escrow Agent shall be entitled to reimbursement from Seller and Buyer in equal shares for all fees and expenses of legal counsel incurred by Escrow Agent in connection with the preparation, operation, administration and enforcement of this Agreement and its obligations hereunder. If Seller and Buyer provide Escrow Agent with instructions expanding the scope of Escrow Agent's responsibilities and obligations hereunder, Escrow Agent shall have no obligation or liability in favor of Seller or Buyer with respect to the performance of such expanded responsibilities and obligations unless and until there has been established a fee and expense reimbursement arrangement satisfactory to Escrow Agent with respect to such expanded obligations and responsibilities.

     16. Resignation. Escrow Agent may resign upon ten (10) days' prior written notice to Seller and Buyer and, upon joint instructions of Seller and Buyer, shall deliver the Deposit to any designated substitute Escrow Agent mutually selected by Seller and Buyer. If Seller and Buyer fail mutually to designate a substitute Escrow Agent within ten (10) days after the giving of such notice, Escrow Agent may, in its sole discretion and its sole option, either (f) deliver the Shares to Buyer and the Funds to Seller or (g) institute a bill of interpleader as contemplated by Section 7 hereof.

     17. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     18. Termination. Upon delivery of the Deposit as specified in Section 4 hereof, this Agreement shall terminate_ provided, that the provisions of Sections 7. 8 and 11 hereof shall remain in full force and effect for so long as Escrow Agent may have any liability.

     19. General. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The terms and provisions of this Agreement constitute the entire agreement between the parties hereto. This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by each of the parties hereto or their successors and assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person rights or remedies.

     Exhibit 2.3A

      Upon receipt of joint written notice by the Seller and the Buyer given to the Escrow Agent that the transaction contemplated by the Agreement has closed, the Escrow Agent shall promptly deliver the Buyer's Funds held in the Deposit to the Seller and the Shares to the Buyer; provided, that if either Seller or the Buyer advises the Escrow Agent in writing that the Seller and the Buyer have failed to execute a definitive Agreement on or before _______, 2002 or such other date as the Seller and Buyer shall agree (with joint written notice of such other date given to Escrow Agent) or the transaction contemplated by the Agreement has failed to close on or before the date provided in the Agreement, then the Escrow Agent, unless such advice is given jointly the Seller and Buyer, shall promptly notify the other party in writing of such advice and thereafter if the Escrow Agent shall not have received advice from the party so notified that, as the case may be, a definitive Agreement has been executed within the time provided herein by the parties and is in full force and effect, attaching a copy of such executed definitive Agreement or the purchase and sale contemplated by the definitive Agreement has closed according to the terms of the definitive Agreement, then the Escrow Agent shall deliver the Shares to the Seller and the Buyer's Funds to the Buyer without interest, offset or deduction (except as provided in Section 15 with respect to the Buyer's share of the Escrow Agent's reimbursable expenses.